[LOGO OF MASSMUTUAL APPEARS HERE]  Exhibit 99.(5)

                                   Massachusetts Mutual Life Insurance Company
                                   1295 State Street
                                   Springfield, Massachusetts 01111-0001


     Survivorship Flexible Premium Adjustable Variable Life Insurance Policy
--------------------------------------------------------------------------------

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998         POLICY NUMBER            123456789
ISSUE DATE            JULY 1, 1998         INITIAL FACE AMOUNT      $500,000

--------------------------------------------------------------------------------
Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the death of both Insureds has been received at our Home Office. However, due proof of the first death must be furnished when it occurs.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Home Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after you receive it, or within 10 days after you receive the notice of right to withdraw, or within 45 days after the date of the
Part 1 of the application for this policy, whichever is latest. It may be returned by delivering or mailing it to our Home Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus (b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for Massachusetts Mutual Life Insurance Company.

Sincerely yours,


                  /s/ John J. Pajak               /s/ Thomas J. Finnegan, Jr.
                      PRESIDENT                            SECRETARY

This Policy provides that:  A death benefit is payable when both Insureds have died.
                            Within specified limits, flexible premiums may be
                              paid while either Insured is living.
                            Annual dividends may be paid.

The amount of death benefit and the duration of insurance coverage may be fixed or variable as described in Parts 3 and 5.
The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account. There are no minimum guarantees as to the variable account value. The fixed account value of the policy earns interest at a rate not less than the minimum described in the Interest On Fixed Account Value provision.

Policy Summary

This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The "Table Of Contents" shows where the provisions may be found.

This is a variable universal life insurance policy on the lives of two Insureds. We will pay a death benefit if both Insureds die while the policy is in force. "In force" means that the insurance has not terminated. "Variable" means that values depend on the investment performance of the Separate Account shown in the Policy Specifications and are not guaranteed as to dollar amount. "Universal life" means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of either Insured.

Premiums are applied to increase the value of this policy. Monthly charges are deducted from the value of this policy each month. If the value cannot cover the monthly charges for a month and premiums paid do not meet certain requirements, the policy may terminate at the end of 62 days. There is, however, a right to reinstate the policy.

Other rights available while either Insured is living include the rights to:

    .   Change the Owner or any Beneficiary;

    .   Assign this policy;

    .   Change the Face Amount;

    .   Change the Death Benefit Option;

    .   Make loans;

    .   Make withdrawals;

    .   Surrender this policy;

    . Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and

    . Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

                               TABLE OF CONTENTS

Policy Specifications

                                                                        Page No.
                                                                        --------
Part 1. - The Basics Of This Policy....................................    1

  The Parties Involved - Owner, Insureds, Beneficiary, Irrevocable
    Beneficiary........................................................    1
  Dates - Policy Date, Policy Anniversary Date, Policy Year, Monthly
    Charge Date, Issue Date, Valuation Date, Valuation Period,
    Valuation Time, Register Date......................................    1
  Policy A Legal Contract..............................................    2
  Contract Representations And Contestability..........................    2
  Misstatement Of Age Or Gender........................................    3
  Death By Suicide.....................................................    3
  Meaning Of In - Force................................................    3
  Meaning Of Second Death..............................................    4
  Simultaneous Deaths..................................................    4
  Face Amount..........................................................    4
  Year Of Coverage.....................................................    4
  Ages - Issue Age, Attained Age.......................................    4
  Written Request......................................................    4
  Currency.............................................................    4
  Home Office..........................................................    4

Part 2. - Premium Payments.............................................    4

  The First Premium....................................................    4
  Planned Premiums.....................................................    4
  Premium Flexibility And Premium Notices..............................    5
  Premium Notices......................................................    5
  Where To Pay Premiums................................................    5
  Right to Refund Premiums.............................................    5
  Net Premium..........................................................    5
  Allocation of Net Premiums...........................................    6

Part 3. - Accounts, Values, and Charges................................    6

  The Separate Account and The Guaranteed Principal Account............    6
  The Separate Account.................................................    6
  Changes in the Separate Account......................................    7
  Accumulation Units...................................................    7
  Purchase and Sale of Accumulation Units..............................    7
  The Guaranteed Principal Account.....................................    7
  Values of This Policy................................................    8
  Account Value of Policy..............................................    8
  Variable Account Value Of Policy.....................................    8
  Fixed Account Value Of Policy........................................    8
  Interest On Fixed Account Value......................................    8
  Monthly Policy Charges...............................................    9
  Monthly Charges......................................................    9
  Administrative Charge................................................    9
  Face Amount Charge...................................................    9
  Insurance Charge.....................................................    9
  Rider Charge.........................................................   10
  Grace Period And Termination.........................................   11
  Safety Test..........................................................   11

Part 4. - Life Benefits................................................   12

  Policy Ownership.....................................................   12
  Rights Of Owner......................................................   12

                                                                        Page No.
                                                                        --------
  Changing The Owner Or Beneficiary....................................   12
  Transfers Of Values..................................................   12
  Assigning This Policy................................................   13
  This Policy's Share in Dividends.....................................   13
  Policy is Participating..............................................   13
  How Dividends May Be Used............................................   13
  Dividend After Death Of Insureds.....................................   13
  Right To Change The Face Amount......................................   13
  Increases In The Face Amount.........................................   14
  Decreases In The Face Amount.........................................   14
  Evidence Of Changes..................................................   14
  Borrowing Against This Policy........................................   14
  Right To Make Loans..................................................   14
  Effect Of Loan.......................................................   15
  Maximum Loan Available...............................................   15
  Interest On Loans....................................................   15
  Policy Debt Limit....................................................   16
  Repayment Of Policy Debt.............................................   16
  Other Borrowing Rules................................................   16
  Surrendering This Policy And Making Withdrawals Right To Surrender...   17
  Net Surrender Value..................................................   17
  Making Withdrawals...................................................   17
  How We Pay...........................................................   18
  Reinstating This Policy..............................................   18
  When Reinstatement Can Be Made.......................................   18
  Requirements To Reinstate............................................   18
  Policy After Reinstatement...........................................   18
  Reports To Owner.....................................................   19
  Annual Report........................................................   19

Part 5. - The Death Benefit............................................   19

  Amount of Death Benefit..............................................   19
  Death Benefit Options................................................   19
  Minimum Death Benefit................................................   20
  Changes in the Death Benefit Option..................................   20
  When We Pay..........................................................   20
  Interest on Death Benefit............................................   21

Part 6. - Payment Options..............................................   21

  Availability Of Options..............................................   21
  Minimum Amounts......................................................   21
  Description Of Options...............................................   21
  Options 1, 2, 3, 4, 5, 6.............................................   21
  Alternate Life Income................................................   22
  Electing a Payment Option............................................   22
  Effective Date and Payment Dates.....................................   22
  Withdrawals And Changes..............................................   22
  Income Protection....................................................   22
  Other Payment Option Rules...........................................   23

Part 7. - Notes On Our Computations....................................   23

  Net Investment Factor................................................   23
  Accumulation Unit Value..............................................   24
  Adjustment of Units And Values.......................................   24
  Basis of Computation.................................................   24
  Method of Computing Values...........................................   24
  Payment Option Rates Tables..........................................  25-31

Any riders and endorsements, and a copy of the application for the policy, follow page 31.

--------------------------------------------------------------------------------

For additional important terms used in this policy, see the following provisions:

Term                                          Provision                                       Page No.
----                                          ---------                                       --------
Death Benefit Factor                          Minimum Death Benefit                              20
Expense Premium                               Net Premium                                         5
Guarantee Periods                             Safety Test                                        11
Guarantee Premiums                            Safety Test                                        11
Insurance Risk                                Insurance Charge                                    9
Loan Interest Rate Expense Charge             Interest On The Fixed Account Value                 8
Minimum Annual Interest Rate For The          Interest On The Fixed Account Value                 8
     Guaranteed Principal Account
Policy Debt                                   Right To Make Loans                                14
Premium Expense Charge                        Net Premium                                         5
Separate Account Charge for Mortality And     Net Investment Factor                              23
     Expense Risk
Surrender Charges                             Net Surrender Value                                17
Withdrawal Fee                                Making Withdrawals                                 17

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY


                                                          ISSUE AGE     GENDER
INSURED NO. 1   JANE C. DOE                                 35          FEMALE
INSURED NO. 2   JOHN A. DOE                                 35          MALE
POLICY DATE     JULY 1, 1998     POLICY NUMBER              123456789
ISSUE DATE      JULY 1, 1998     INITIAL FACE AMOUNT        $500,000

RISK CLASSES    SEE THE TABLE(S) OF MAXIMUM MONTHLY INSURANCE CHARGES
--------------------------------------------------------------------------------

Subject to the terms of this policy, the Face Amount is adjustable. If the Face Amount is adjusted, then revised or additional Policy Specifications will be sent.


DEATH BENEFIT OPTION (See Part 5 of this policy.)           1

MONTHLY CHARGE DATES                                        1st day of each month

FIRST PREMIUM                                               $5,000.00
PLANNED PREMIUM                                             $5,000.00
PLANNED PREMIUM FREQUENCY                                   Annual

GUARANTEE PERIOD                                            First 5 Policy Years
GUARANTEE PREMIUM                                           $1,574.00

POLICY CHARGES AND FEES:
   MAXIMUM PREMIUM EXPENSE CHARGE                           13% of premium payments up to Expense
      DURING EACH YEAR OF COVERAGE (See Net                    Premium; 3% of excess premium
       Premium provision in Part 2.)                           payments
   MAXIMUM MONTHLY ADMINISTRATIVE CHARGE*                   $12.00
   MAXIMUM MONTHLY FACE AMOUNT CHARGE*
      BY YEAR OF COVERAGE
       Years 1 - 10                                         $0.13
       Years 11 and later                                   $0.00
   MAXIMUM MONTHLY INSURANCE CHARGE*                        See the Table(s) Of Maximum Monthly
                                                               Insurance Charges
   RIDER CHARGES*                                           See the Policy Specifications for the
                                                               Rider(s), if any
   MAXIMUM LOAN INTEREST RATE EXPENSE CHARGE                2.00%
   MAXIMUM WITHDRAWAL FEE                                   $25.00 per withdrawal
   SURRENDER CHARGE                                         See the Table(s) Of Surrender Charges
   MAXIMUM SEPARATE ACCOUNT CHARGE FOR                      Daily equivalent of 0.90% effective
      MORTALITY AND EXPENSE RISK**                             annual rate

    *For more information, see the "Monthly Policy Charges" section in Part 3 of this policy.
   **For more information, see the Net Investment Factor provision in Part 7 of this policy.

NOTE: Timely payment of planned premiums does not guarantee that this policy will stay in force until both Insureds have died.


                       POLICY SPECIFICATIONS PAGE 1 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998               POLICY NUMBER       123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

LIMIT ON PREMIUM PAYMENTS IN ANY POLICY YEAR:
---------------------------------------------

The maximum limit for premium payments in any Policy Year is the largest premium that would not exceed the LIMIT ON TOTAL PREMIUM PAYMENTS stated below or, if less, the greatest of:

 .   $4,400.00;
 .   The amount of premiums paid in the preceding Policy Year; and
 .   The largest premium that would not increase the Insurance Risk.

LIMIT ON TOTAL PREMIUM PAYMENTS:
--------------------------------

As of any date, the maximum limit on the sum of the premiums paid under this policy is the greater of items A and B below. This limit may be revised if the policy is changed. These changes include, but are not limited to, withdrawals, changing the Face Amount or Death Benefit Option, and adding or deleting benefit riders. If the limit is revised, new Policy Specifications will be sent.

    A. $ 40,032.00;
    B. $ 3,868.00 multiplied by the result of one (1) plus the number of full Policy Years elapsed.

LIMITATION ON NET PREMIUM ALLOCATIONS AND TRANSFERS:
----------------------------------------------------

While this policy is in force, the cumulative limit on the number of distinct Separate Account divisions to which net premiums are allocated and transfers are made is 16.

ADDITIONAL LIMITATIONS ON TRANSFERS (See Transfers Of Values provision in
-----------------------------------
Part 4.)

Transfers must be in whole-number percentages or in dollar-and-cent amounts.

Transfers of values from the Guaranteed Principal Account to the Separate Account (excluding any transfer on the day after the Issue Date) are limited to one each Policy Year. After that day, any transfer from the Guaranteed Principal Account cannot exceed 25% of the fixed account value of this policy (less any policy debt) on the date of transfer.

As needed to comply with Section 404(c) of ERISA, we reserve the right to limit transfers such that no transfers may be made for at least 90 days after the preceding transfer. Any such limitation would not apply to a transfer of all funds in the Separate Account to the Guaranteed Principal Account, to transfers resulting from a policy loan, or to automated transfers in connection with any program the Company has in place.


                       POLICY SPECIFICATIONS PAGE 2 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998              POLICY NUMBER      123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

SEPARATE ACCOUNT INFORMATION (See The Separate Account provision in Part 3.)
----------------------------

The Separate Account referred to in this policy is Massachusetts Mutual Variable Life Separate Account I.

The divisions of the Separate Account are:
     MML Equity                                Oppenheimer Capital Appreciation
     MML Money Market                          Oppenheimer Growth
     MML Managed Bond                          Oppenheimer Global Securities
     MML Blend                                 Oppenheimer Strategic Bond
     MML Equity Index
The types of investments and the objectives for each division are given in the Prospectus.

MINIMUM ANNUAL INTEREST RATE FOR THE                      3.00%
    GUARANTEED PRINCIPAL ACCOUNT
LOAN INTEREST RATE (See Interest On Loans in Part 4.)     [Variable or 5.0%]

MINIMUM FACE AMOUNT                                       $500,000
MINIMUM FACE AMOUNT INCREASE                              $50,000

RIDER(S) ATTACHED TO THIS POLICY:
---------------------------------
None


                       POLICY SPECIFICATIONS PAGE 3 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998                POLICY NUMBER       123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

                          EXPENSE PREMIUM: $2,152.00

                  TABLE OF MAXIMUM MONTHLY INSURANCE CHARGES

                     RATES PER THOUSAND OF INSURANCE RISK

RISK CLASSES:   INSURED NO. 1:    PREFERRED NON-TOBACCO
                INSURED NO. 2:    PREFERRED NON-TOBACCO


           ATTAINED                             ATTAINED                          ATTAINED
          AGE OF THE                           AGE OF THE                        AGE OF THE
           YOUNGER            MONTHLY           YOUNGER           MONTHLY         YOUNGER            MONTHLY
           INSURED             RATE             INSURED            RATE           INSURED             RATE
           -------             ----             -------            ----           -------             ----
              35              0.00002             57              0.00964            79             0.63554
              36              0.00006             58              0.01144            80             0.76934
              37              0.00010             59              0.01358            81             0.93261
              38              0.00016             60              0.01616            82             1.13343
              39              0.00022             61              0.01928            83             1.38047
              40              0.00030             62              0.02316            84             1.67843
              41              0.00040             63              0.02804            85             2.03303
              42              0.00052             64              0.03412            86             2.44749
              43              0.00066             65              0.04148            87             2.92813
              44              0.00082             66              0.05031            88             3.47679
              45              0.00102             67              0.06074            89             4.10303
              46              0.00124             68              0.07295            90             4.81445
              47              0.00151             69              0.08746            91             5.62502
              48              0.00183             70              0.10516            92             6.55747
              49              0.00220             71              0.12818            93             7.64951
              50              0.00265             72              0.15490            94             9.00787
              51              0.00318             73              0.19006            95             10.85216
              52              0.00384             74              0.23416            96             13.65662
              53              0.00463             75              0.28828            97             18.46654
              54              0.00558             76              0.35383            98             27.61923
              55              0.00672             77              0.43218            99             46.54633
              56              0.00807             78              0.52494

The above rates are based on the following mortality tables:
         INSURED NO. 1 - Commissioners 1980 Standard Ordinary Nonsmoker
                         Mortality Table - Female
         INSURED NO. 2 - Commissioners 1980 Standard Ordinary Nonsmoker
                         Mortality Table - Male

Rates for Attained Ages above 99 equal the rate for Attained Age 99.


                       POLICY SPECIFICATIONS PAGE 4 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998            POLICY NUMBER      123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

                          TABLE OF SURRENDER CHARGES

         IF SURRENDER OCCURS IN
              POLICY YEAR                                SURRENDER CHARGE
              -----------                                ----------------

                    1                                         $2,152.00
                    2                                         $1,937.00
                    3                                         $1,721.00
                    4                                         $1,506.00
                    5                                         $1,291.00
                    6                                         $1,076.00
                    7                                         $861.00
                    8                                         $646.00
                    9                                         $430.00
                   10                                         $215.00
                   11 and later                               $0.00


                       POLICY SPECIFICATIONS PAGE 5 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998               POLICY NUMBER       123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

                                       DEATH BENEFIT FACTORS


        ATTAINED                           ATTAINED                             ATTAINED
       AGE OF THE                         AGE OF THE                           AGE OF THE
        YOUNGER                            YOUNGER                              YOUNGER
        INSURED        FACTOR              INSURED           FACTOR             INSURED          FACTOR
        -------        ------              -------           ------             -------          ------
          35            2.50                  57              1.42                79              1.05
          36            2.50                  58              1.38                80              1.05
          37            2.50                  59              1.34                81              1.05
          38            2.50                  60              1.30                82              1.05
          39            2.50                  61              1.28                83              1.05
          40            2.50                  62              1.26                84              1.05
          41            2.43                  63              1.24                85              1.05
          42            2.36                  64              1.22                86              1.05
          43            2.29                  65              1.20                87              1.05
          44            2.22                  66              1.19                88              1.05
          45            2.15                  67              1.18                89              1.05
          46            2.09                  68              1.17                90              1.05
          47            2.03                  69              1.16                91              1.04
          48            1.97                  70              1.15                92              1.03
          49            1.91                  71              1.13                93              1.02
          50            1.85                  72              1.11                94              1.01
          51            1.78                  73              1.09                95              1.00
          52            1.71                  74              1.07                96              1.00
          53            1.64                  75              1.05                97              1.00
          54            1.57                  76              1.05                98              1.00
          55            1.50                  77              1.05                99              1.00
          56            1.46                  78              1.05

These Death Benefit Factors are used to determine the amount of the minimum death benefit. Death Benefit Factors for Attained Ages above 99 equal the Factor for Attained Age 99. For more information, see Part 5 of this policy.



                       POLICY SPECIFICATIONS PAGE 6 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998               POLICY NUMBER      123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

                                OWNER INFORMATION

OWNER
-----

THE INSUREDS JOINTLY OR THE SURVIVING INSURED


                       POLICY SPECIFICATIONS PAGE 7 OF 8

--------------------------------------------------------------------------------
                             POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JULY 1, 1998             POLICY NUMBER      123456789
ISSUE DATE            JULY 1, 1998
--------------------------------------------------------------------------------

                            BENEFICIARY INFORMATION

BENEFICIARY
-----------

JAMES B. DOE, SON OF THE INSUREDS



                       POLICY SPECIFICATIONS PAGE 8 OF 8

 Part 1.          The Basics Of This Policy

In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

The Parties             The Owner is the person who owns this policy, as shown
Involved -              in our records. The Owner has the right to exercise
Owner, Insureds,        rights and privileges and to receive benefits under the
Beneficiary,            terms of this policy during the lifetime of either
Irrevocable             Insured. If the Owner designated under the terms of
Beneficiary             this policy is not living and if the policy does not
                        provide otherwise, the Owner will be the estate of the last Owner to die.

                        For more information about the rights and benefits available to the Owner, see the "Policy Ownership"
                        section in Part 4.

                        The Insureds are the two persons whose lives this policy insures. An Insured may be the Owner of this policy, or someone else may be the Owner.

                        Example: You buy a policy insuring your own life and your spouse's life, and naming yourself as Owner. In this case, you are both an Insured and the Owner. If you buy a policy insuring two other lives and naming yourself as the Owner, then the Owner is not an Insured.

                        A Beneficiary is any person named in our records to receive the death benefit after both Insureds have died. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

                        Example: Elizabeth is named as primary (first) Beneficiary. Rachel and David are named as Beneficiaries in the secondary class. If Elizabeth is alive when the second death occurs, she receives the death benefit. If Elizabeth is not alive but Rachel and David are alive when the second death occurs, Rachel and David receive the death benefit.

                        Any Beneficiary may be named an Irrevocable Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary. Also, this Beneficiary must consent to the exercise of certain other policy rights.

                        If no Beneficiary designated under this policy survives both Insureds, the Beneficiary will be the Owner unless the policy states otherwise. The interest of any Beneficiary will be subject to any assignment of this policy that is binding on us and to any payment option in effect at the time of the second death.

                        See the "Policy Ownership" section in Part 4, and see "Part 6. - Payment Options."

Dates - Policy Date,    The Policy Date is shown in the Policy Specifications.
Policy Anniversary      It is the starting point for determining Policy
Date, Policy Year,      Anniversary Dates, Policy Years, and Monthly Charge
Monthly Charge          Dates. The first Policy Anniversary Date is one year
Date, Issue Date,       after the Policy Date. The period from the Policy Date
Valuation Date,         to the first Policy Anniversary Date, or from one Polic
Valuation Period,       Anniversary Date to the next, is called a Policy Year.
Valuation Time,
Register Date           The Monthly Charge Dates are the dates on which we
                        deduct monthly charges for this policy. The first
                        Monthly Charge Date is the Policy Date. Subsequent
                        Monthly Charge Dates are the same day of each month thereafter.

                        Example: The Policy Date is June 10, 19X7. The first Policy Anniversary Date is one year later, June 10, 19X8. The period from June 10, 19X7, through June 9, 19X8, is a Policy Year. The first Monthly Charge Date is June 10, 19X7. The next Monthly Charge Date is one month later, July 10, 19X7.

                        The Issue Date is also shown in the Policy
                        Specifications. The Issue Date starts the contestability and suicide periods. We discuss contestability and suicide later in this Part.

                        A Valuation Date is any date on which the New York Stock Exchange (or its successor) is open for trading. A Valuation Period is the period of time from the end of one Valuation Date to the end of the next Valuation Date. A Valuation Time is the time the New York Stock Exchange (or its successor) closes on a Valuation Date. All actions that are to be performed on a Valuation Date will be performed as of the Valuation Time.

                        The Register Date is the date on which we first allocate net premium payments for this policy among the Guaranteed Principal Account and the divisions of the Separate Account. It is the Valuation Date that is on, or next follows, the later of:

                            .  The day after the Issue Date; and
                            . The day we receive the first premium for this policy at our Administrative Office.

Policy A Legal          This policy is a legal contract between the Owner and
Contract                us. The entire contract consists of the policy, which
                        includes the application and any rider(s) and endorsement(s) the policy has. We have issued this policy in return for the application and the payment of the first premium. Any changes or waiver of its terms must be in writing and signed by our Secretary or an Assistant Secretary to be valid.

                        A copy of the initial application is attached to and made a part of this policy. Any subsequent applications requesting changes in the policy also will become part of the contract; copies of any such applications will be sent to the Owner for attachment to the policy.

Representations         We rely on all statements made by or for either or both
And                     Insureds in the application(s). Legally, those
Contestability          statements are considered to be representations and not
                        warranties. We can bring legal action to contest the validity of this policy, or any policy change requiring evidence of insurability, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been in the initial application or in a subsequent application, and a copy of that application must have been attached to (or sent to the Owner for attachment to) and made a part of this policy. The initial Policy Specifications are attached to this policy when issued. If a policy change is made, we will send to the Owner any revised or additional
                        Policy Specifications for attachment to the policy.

                        Except for any policy change or reinstatement requiring evidence of insurability, we cannot contest the validity of this policy:

                        . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 1, once the policy has been in force during the lifetime of Insured No. 1 for 2 years after its Issue Date; or
                        . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 2, once the policy has been in force during the lifetime of Insured No. 2 for 2 years after its Issue Date.

                        For any policy change requiring evidence of insurability, we cannot contest the validity of the change with respect to each Insured after the change has been in effect for 2 years during the lifetime of that Insured.

                        If evidence of insurability is required to reinstate this policy (see "Reinstating This Policy" in Part 4), our right to contest the validity of this policy begins again on the date of reinstatement. For each Insured living on that date, we cannot contest once the reinstated policy has been in force during the lifetime of that Insured for 2 years after that reinstatement date.

Misstatement Of         If the date of birth or gender of either Insured as
Age Or Gender           given in the application is not correct, the Face Amount
                        (discussed in this Part) will be adjusted. The adjustment will reflect the amount provided by the most recent monthly insurance charges using the correct ages and genders. In addition, if the adjustment is made while either Insured is living, monthly charges after the adjustment will be based on the correct ages and genders.

Death By Suicide        If either Insured commits suicide, while sane or insane,
                        within 2 years after the Issue Date of this policy and while the policy is in force, this policy will terminate. In this case, we will refund the amount of premiums paid for this policy, less any amounts withdrawn and less any policy debt.

                        If either Insured commits suicide, while sane or insane, within 2 years after this policy is reinstated and while the policy is in force, this policy will terminate. In this case, we will refund any amount paid to reinstate this policy and any premiums paid thereafter, less any amounts withdrawn and less any policy debt.

                        If either Insured commits suicide, while sane or insane, within 2 years after the effective date of any increase in the Face Amount, the increase will terminate. In this case, we will refund the monthly charges made for that increase. However, if a refund as described in either of the two preceding paragraphs is payable, there will be no additional refund for the increase.

                        Monthly charges are discussed in Part 3. Withdrawals, policy debt, and reinstatement are discussed in Part 4.

Meaning Of              "In force" means that the insurance provided by this
In Force                policy is in effect and has not terminated. This policy
                        will be in force from its Issue Date or, if later, the date the first premium is paid.

                        This policy will continue in force to the second death unless:

                        . Either Insured commits suicide within 2 years after
                          the Issue Date or the date the policy is reinstated;
                        . The policy terminates under the terms of the Grace
                          Period And Termination provision in Part 3;
                        . The policy terminates because the policy debt limit is
                          reached; or
                        . The policy is surrendered.

                        Policy debt and surrender are discussed in Part 4.

Meaning Of              The "second death" under this policy means the death of
Second Death            the survivor of the Insureds.


Simultaneous            The Insureds may die at the same time, with no
Deaths                  reasonable way to determine who died first. In this
                        case, we will assume that Insured No. 2 died before Insured No. 1 unless we are provided information otherwise by the Owner.

Face Amount             The Face Amount is the amount of insurance coverage this
                        policy provides while the policy is in force. The
                        Initial Face Amount is the Face Amount on the Policy
                        Date.

Year Of Coverage        For the Initial Face Amount, each Policy Year is a year
                        of coverage. If the Face Amount of this policy has been increased (as discussed in Part 4), years of coverage for each increase will be measured from the effective date of the increase.

Ages - Issue Age,       The Issue Age for each Insured (shown in the Policy
Attained Age            Specifications) is the age of that Insured on the
                        birthday nearest the Policy Date.

                        Example: Elizabeth's 32nd birthday was May 12th. The Policy Date is today, December 1. Since December 1 is closer to her 33rd birthday, her Issue Age will be 33.

                        The Attained Age of an Insured is the Insured's Issue Age increased by the number of full Policy Years elapsed.

Written Request         A "written request" is a request in writing, in a form
                        satisfactory to us, received by us at our Principal
                        Administrative Office.

Currency All payments made to us and by us will be in the lawful currency of the United States of America. All monetary amounts shown in this policy are in U.S. dollars.

Home Office             Our main office in Springfield, Massachusetts, is called
                        the Home Office. The address is Massachusetts Mutual
                        Life Insurance Company, 1295 State Street, Springfield,
                        Massachusetts 01111-0001.


Part 2.           Premium Payments

Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

The First Premium       The first premium for this policy is shown in the Policy
                        Specifications. It is due on the Policy Date. This policy will not be in force until the first premium has been paid.

Planned Premiums        The planned premium for this policy is shown in the
                        Policy Specifications. The frequency of planned premiums for this policy is as elected in the application. The frequency and amount of the planned premium may be changed by written request; the frequency may be quarterly, semiannually, or annually.

                        We also provide a pre-authorized payment plan. This plan, and any other alternate premium plans we provide, are governed by the rules we set.

                           If continued payment of the planned premium during a Policy Year would exceed the Limit On Premium Payments for the Year shown in the Policy Specifications, we may decrease the planned premium to an amount that would not exceed that limit.

                           If premium payments are discontinued, we will continue to deduct monthly charges from the account value and the policy will stay in force subject to the Grace Period And Termination provision in Part 3.

Premium Flexibility        After the first premium has been paid, there is no
And Premium                requirement that any amount of premium be paid on any
Notices                    date. Subject to the Limit On Premium Payments shown
                           in the Policy Specifications and while this policy is in force, any amount of premium may be paid at any time while either Insured is living. However, each premium paid must be at least $20 or, if greater, the amount needed to prevent termination, as discussed in the Grace Period And Termination provision.

                           We will send premium notices for the planned premium based on the amount and frequency in effect. We will stop sending notices for the planned premium upon receipt of the Owner's written request to do so.

Where To Pay               All premiums after the first premium are payable to
Premiums                   us at our Home Office or at the place shown for
                           payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant
                           Secretary will be given for any premium payment.

Right To Refund            We have the right to promptly refund any amount of
Premiums                   premium paid if application of that premium to the
                           account value would increase the insurance risk. This right is limited to premiums paid in a Policy Year that exceed the Limit On Premium Payments for the Year shown in the Policy Specifications.

                           Insurance risk is discussed in the Insurance Charge provision in Part 3.

Net Premium                A net premium is a premium payment we receive for
                           this policy less the premium expense charge we deduct at that time. The Maximum Premium Expense Charge we can deduct from each premium payment is shown in the Policy Specifications.

                           We credit each net premium to the account value of this policy on the date we receive the premium payment. However, for any premium payment received before the Policy Date, the net premium will be credited to the account value as of the Policy Date.

                           If the Face Amount of this policy has been increased (as discussed in Part 4), premium payments received once an increase becomes effective will be allocated to each segment of the Face Amount. (The Initial Face Amount is one "segment"; each increase in the Face Amount is a separate "segment.") This may affect the premium expense charge deducted from premium payments. The premium allocation will be made on a pro rata basis using the Expense Premium for each segment. The Expense Premium for each segment of the Face Amount is shown with its Table Of Maximum Monthly Insurance Charges in the Policy Specifications.

                           Example: The Initial Face Amount of your policy is $500,000; the Expense Premium for it is $4,000. You later increase the Face Amount by $700,000, to $1,200,000; the
                                         Expense Premium for that increase is
                                         $6,000. The sum of the Expense Premiums
                                         is $10,000. Thereafter while the Face
                                         Amount remains at $1,200,000, each
                                         premium payment will be allocated 40%
                                         (4,000 divided by 10,000) to the
                                         Initial Face Amount and 60% (6,000
                                         divided by 10,000) to the increase.

Allocation Of Net          Each net premium we receive on or before the Issue
Premiums                   Date will be allocated to the Guaranteed Principal
                           Account. On the Register Date, any fixed value of this policy will be allocated among the Guaranteed
                           Principal Account and the divisions of the Separate
                           Account, according to the net premium allocation in effect on the Register Date. Fixed account value is discussed in Part 3.

                           Each net premium we receive after the Issue Date will be allocated according to the net premium allocation in effect on the date of receipt.

                           The net premium allocation is specified at the time of application for this policy. Changes in the net premium allocation are subject to any limitations stated in the Policy Specifications. Subject to those limitations, the allocation may be changed by any later election satisfactory to us and received at our Home Office.

                           The amount of each net premium we receive for this policy for allocation to a division of the Separate Account will be applied to purchase accumulation units for this policy in that division. See the Purchase And Sale Of Accumulation Units provision in
                           Part 3.


Part 3.           Accounts, Values, And Charges


This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values (referred to as the fixed account values) are based on the interest credited to the Guaranteed Principal Account. The account value of this policy is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

                           The Separate Account And The Guaranteed Principal Account

The Separate               The Separate Account shown in the Policy
Account                    Specifications is a designated segment of the
                           separate investment account we have established under Massachusetts law. It is also subject to the laws of the state in which this policy was delivered.

                           The Separate Account has a number of divisions. Each division invests in shares of an investment Fund. The divisions are shown in the Policy Specifications.

                           The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the Separate Account shown in the Policy Specifications.

                           We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. That portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer to our general account any assets exceeding the reserves and other liabilities of the Separate Account. The income and the realized and unrealized capital gains and losses from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, capital gains, or capital losses. The assets of the Separate Account are protected from the claims of our creditors.

Changes in The          We have the right to establish additional divisions of
Separate Account        the Separate Account from time to time. Amounts credited
                        to any additional divisions established would be invested in shares of other Funds. For any division, we have the right to substitute new Funds. We also have the right to close any division to new investments.

                        Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account.

                        We have the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law.

Accumulation Units      Accumulation units are used to measure the variable
                        account value of this policy. The value of a unit is determined as of the Valuation Time on each Valuation
                        Date for valuation of the Separate Account. The value of any unit can vary from Valuation Date to Valuation Date.
                        That value reflects the investment performance of the division of the Separate Account applicable to that unit. The value of accumulation units is discussed further in Part 7 .


Purchase And Sale       Amounts are credited to and taken from divisions of the
Of Accumulation         Separate Account by purchasing and selling accumulation
Units                   units. Accumulation units will be purchased and sold at
                        the unit value as of the Valuation Time on the Valuation
                        Date of purchase or sale. The number of units purchased or sold will be the amount of money for purchase or sale divided by that unit value.

                        Example: The amount applied is $550. The date of purchase is June 10, 19X6. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

                        If we receive a premium or a written request that causes us to purchase or sell accumulation units, and we receive that premium or request before the Valuation Time on a Valuation Date, accumulation units will be purchased or sold as of that Valuation Date. Otherwise, accumulation units will be purchased or sold as of the next following Valuation Date.

                        At the Owner's request, we will purchase or sell accumulation units as of a later Valuation Date.

                        In no case will accumulation units be purchased or sold before the Register Date.

The Guaranteed          The Guaranteed Principal Account is part of our general
Principal Account       account. It has no connection with, and does not depend
                        on, the investment performance of the Separate Account.
                        We have a right to establish additional guaranteed accounts from time to time.

                        Values Of This Policy

Account Value Of        The account value of this policy on any date is the
Policy                  variable account value of this policy plus the fixed
                        account value of this policy, both determined as of that date.

Variable Account        The variable account value of this policy reflects:
Value Of Policy

                        . The net premiums for this policy allocated to the Separate Account;
                        . Any amounts for this policy transferred into the Separate Account from the Guaranteed Principal Account;
                        . Any amounts transferred or withdrawn from the Separate Account for this policy;
                        . Any surrender charges for this policy deducted from the Separate Account due to any decreases in the Face Amount;
                        . Any monthly charges for this policy deducted from the Separate Account; and
                        .   The net investment experience of the Separate
                            Account.

                        Net premiums, transfers, withdrawals, surrender charges, and monthly charges are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums are discussed in Part 2, and monthly charges are discussed in this Part. Transfers, withdrawals, and surrender charges are discussed in Part 4.

                        The value of the accumulation units credited to this policy in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division.

                        The variable account value of this policy on any date is the total of the values of the accumulation units credited to this policy in each division of the Separate Account.

Fixed Account Value     The fixed account value of this policy is the
Of Policy               accumulation at interest of:

                        . The net premiums for this policy allocated to the Guaranteed Principal Account; plus
                        . Any amounts for this policy transferred into the Guaranteed Principal Account from the Separate Account; less
                        . Any amounts for this policy transferred or withdrawn from the Guaranteed Principal Account; less
                        . Any surrender charges for this policy deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; and less
                        . Any monthly charges for this policy deducted from the Guaranteed Principal Account.

Interest On Fixed       The fixed account value of this policy earns interest a
Account Value           an effective annual rate defined in this provision.
                        Interest is credited daily through the date the fixed account value is computed.

                        For any fixed account value equal to the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

                        . The annual loan interest rate in effect during the
                          current Policy Year less the loan interest rate expense charge; and
                        . The Minimum Annual Interest Rate For The Guaranteed
                          Principal Account.

                   The loan interest rate is discussed in the Interest On Loans provision in Part 4. The Maximum Loan Interest Rate Expense Charge and the Minimum Annual Interest Rate For The Guaranteed Principal Account are shown in the Policy Specifications.

                   For any fixed account value in excess of the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

                   . The Minimum Annual Interest Rate For The Guaranteed Principal Account; and
                   . An alternate annual rate established by us. The alternate annual rate of interest will reflect our expectations for future investment results, profits, and expenses. This rate will be declared for each calendar month in advance; once declared for a month, it cannot be changed.

                   Monthly Policy Charges

Monthly Charges    Charges will be deducted monthly from the account value of this policy. Monthly charges are due on each Monthly Charge
                   Date.

                   Monthly charges for this policy will be taken from the divisions of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding outstanding policy loans). Deductions will be made, and values will be determined, on the Valuation Date that is on, or next follows, the latest of:

                   .   The Register Date;
                   .   The date the charges are due; and
                   .   The date we receive the amount of premium needed to
                       prevent termination, as discussed in the Grace Period And
                       Termination provision in this Part.

                   We assess four types of monthly charges: an administrative charge, a face amount charge, an insurance charge, and a rider charge; each is discussed in this section.

Administrative     The amount of the monthly administrative charge will be
Charge             determined by us. However, it will not exceed the Maximum
                   Monthly Administrative Charge shown in the Policy
                   Specifications.

Face Amount        The amount of the monthly face amount charge will be
Charge             determined by us. However, it will not exceed the result of:

                   .   The Face Amount divided by 1,000; then multiplied by
                   .   The Maximum Monthly Face Amount Charge for the year of
                       coverage. These maximum charges are shown in the Policy
                       Specifications.

                   If the Face Amount of the policy has been increased (as discussed in Part 4), the face amount charge for each month will be the sum of the charges determined separately for each segment of the Face Amount.

Insurance Charge   The maximum monthly insurance charge rates per $1,000 of
                   insurance risk are shown in the Table(s) Of Maximum Monthly
                   Insurance Charges of the Policy Specifications. Maximum monthly insurance charge rates for the Initial Face Amount and for each Face Amount increase will be shown in a separate table.

                   The insurance risk is computed as of the date the charge is due. All amounts are calculated as of that date. The insurance risk is determined by the following steps.

                   (a) We compute the account value of this policy after all
                       additions and deductions other than the deduction of the insurance charge and the rider charge for any disability benefit rider.
                   (b) We determine the amount of benefit under the Death
                       Benefit Option in effect (as discussed in Part 5). The minimum death benefit (discussed in Part 5) used here is based on the account value computed in (a).
                   (c) We divide the amount of benefit determined in (b) by 1 plus the monthly equivalent (expressed as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.
                   (d) We subtract the account value, as computed in (a), from the amount determined in (c). The result is the insurance risk.

                   If there is more than one table of maximum monthly insurance charges, the pro rata insurance risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount. If the insurance risk is increased due to the minimum death benefit (discussed in Part
                   5), the table that applies to the most recent increase requiring evidence of insurability will be used for such increase.

                   Example: The Initial Face Amount of your policy is $500,000. You later increase the Face Amount by $250,000. The Death Benefit Option is 1, and the benefit under Death Benefit Option 1 is $750,000. The pro rata portion of insurance risk to be allocated to the table for the Initial Face Amount is $500,000 divided by $750,000, or two-thirds. The pro rata portion to be allocated to the table for the increase is $250,000 divided by $750,000, or one-third.

                               The insurance risk is computed as $600,000. The maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to two-thirds of $600,000, or $400,000, from the Initial Face Amount and an amount equal to one-third of $600,000, or $200,000, from the increase.

                               Suppose instead that the benefit under Death
                               Benefit Option 1 is $810,000 due to the minimum death benefit and that the insurance risk is $660,000. Then the maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to $400,000 from the Initial Face Amount and an amount equal to $260,000 from the increase ($200,000 plus the $60,000 due to the minimum death benefit).

                   We may charge less than the maximum monthly insurance charges shown in the table(s). In this case, the monthly insurance charge rates will be based on our expectations for future mortality, investment, persistency and expense results, and future profits. The expense component of these rates is used to offset sales and issue expenses, which decrease over time. For each Insured, any change in these charges will apply to all individuals in the same class.

Rider Charge       The monthly rider charge is the sum of the monthly charges for any riders in effect on the Monthly Charge Date. The monthly charges for any rider are shown in the Policy
                   Specifications for the rider.

Grace Period       This policy may terminate without value if its "policy value"
And Termination    on a Monthly Charge Date cannot cover the monthly charges due and the safety test is not met on that Date. However, we allow a grace period for payment of the amount of premium
                   (not less than $20) needed to avoid termination. "Policy value" is defined later in this provision; the safety test is discussed in the next provision.

                   The grace period begins on the date the monthly charges are due. It ends 61 days after that date or, if later, 31 days after we mail a written notice to the Owner and to any assignee shown in our records at their last known addresses. This notice will state the amount of premium needed to avoid termination.

                   During the grace period, the policy will stay in force. If the second death occurs during the grace period, any unpaid premium amount needed to avoid termination will be deducted from the death benefit (see the Amount Of Death Benefit provision in Part 5). The policy will terminate without value if we do not receive payment of the required amount by the end of the grace period.

                   While there is a loan outstanding on this policy, our right to terminate this policy under the terms of the Policy Debt Limit provision (see Part 4) applies in addition to our right under this provision.

                   As used in this provision, the "policy value" of this policy on a Monthly Charge Date is equal to:

                   . On any Monthly Charge Date during the first 3 Policy Years, the account value on that Date (just before the deduction of monthly charges) less any outstanding policy debt; and
                   . On any Monthly Charge Date after the first 3 Policy Years, the net surrender value on that Date (just before the deduction).

                   Policy debt and net surrender value are discussed in Part 4.

                   If the "policy value" on a Monthly Charge Date (as defined above in this provision) cannot cover the monthly charges due, but the safety test is met on that Date, then the monthly charges for that Date will be reduced to an amount equal to the account value on that Date (just before the deduction) less any outstanding debt.

Safety Test        The safety test can be met only during the guarantee period.
                   The guarantee period will never be less than the Guarantee
                   Period stated in the Policy Specifications. For any day during that period, the safety test is met if the result of premiums paid less any amounts withdrawn, accumulated with interest to that day, equals or exceeds the result of the payments of the Guarantee Premium (shown in the Policy
                   Specifications) accumulated with the interest to that day. In this test, the effective annual interest rate used to accumulate amounts during each Policy Year is the Minimum
                   Annual Interest Rate For The Guaranteed Principal Account, as shown in the Policy Specifications. Also, we assume in this test that guarantee premiums are paid on each Monthly Charge
                   Date through that day.

                   Example: On the 6th Monthly Charge Date, the monthly charges are $100, but the account value before the deduction for monthly charges is only $95. There is no policy debt. The policy is still in the guarantee period, and the guarantee premium each month is $25. Premiums payments of $35 were made on each Monthly Charge Date including the current one. There were no withdrawals. In this case, the safety test is met. So the monthly charges for the 6th Monthly Charge Date are reduced to $95, and the resulting fund value is reduced to zero.

Part 4.    Life Benefits

This life insurance policy provides a death benefit if both Insureds die while the policy is in force. Rights and benefits are also available while at least one Insured is living. These "Life Benefits" are discussed in this Part.

                   Policy Ownership

Rights Of Owner While either Insured is living, the Owner may exercise all rights given by this policy or allowed by us. These rights include changing Beneficiaries, changing ownership, assigning this policy, enjoying all policy benefits, and exercising all policy options.

                   The consent of any Irrevocable Beneficiary is needed to exercise any policy right except the rights to:

                   .   Change the frequency of planned premiums;
                   .   Change the premium payment plan; and
                   .   Reinstate this policy after termination.

Changing The       While either Insured is living, the Owner or any Beneficiary
Owner Or           may be changed by written request. We do not limit the number
Beneficiary        of changes that may be made. The change will take effect as of the date the request is signed, even if the second death occurs before we receive it. Each change will be subject to any payment we made or other action we took before receiving the written request.

Transfers Of       Transfers of values are subject to the limitations stated in
Values             the Policy Specifications. Subject to those limitations,
                   transfers of values may be made upon direction, satisfactory to us, received at our Home Office. These transfers are:

                   . Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to purchase units in any other division.
                   . Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to the Guaranteed Principal Account.
                   . Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account (excluding any outstanding policy loans) to purchase accumulation units in one or more divisions of the Separate Account.

                   Transfers will be made as of the Valuation Date specified in the Purchase And Sale Of Accumulation Units provision in Part
                   3. All transfers made on the Valuation Date will be considered one transfer.

Assigning This     This policy may be assigned. However, for any assignment to
Policy             be binding on us, we must receive a signed copy of it at our
                   Home Office. We will not be responsible for the validity of any assignment. Any assignment made after the second death will be valid only with our consent.

                   Once we receive a signed copy of an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any policy debt. Policy debt is discussed in the Right To Make Loans provisions in this Part.

                   This Policy's Share In Dividends

Policy Is          This policy is "participating," which means it may share in
Participating      any dividends we pay.

                   Each year we determine how much money can be paid as dividends. This is called divisible surplus. We then determine how much of this divisible surplus is to be allocated to this policy. This determination is based on this policy's contribution to divisible surplus. Since we do not expect this policy to contribute to divisible surplus, we do not expect that any surplus will be available for allocation to this policy.

                   If any dividends are allocated to this policy, they will be payable on the Policy Anniversary Dates.

How Dividends      Dividends may be used in a number of ways. These are called
May Be Used        dividend options.

                   Although we do not expect that any dividends will be payable on this policy, there are 4 basic dividend options.

                   Cash - Dividends will be paid in cash.

                   Fund Value Additions - Dividends will be added to the account value of this policy.

                   Paid-Up Additions - Dividends will be used to buy additional level paid-up insurance. The amount of paid-up insurance will be determined by applying the dividend, on the date credited, as a net single premium at the genders and Attained Ages of the Insureds on that date. The value of the paid-up insurance will be the net single premium, on the same basis, at the Attained Ages of the Insureds. The amount of any paid-up additions will be added to the death benefit; and the value of any paid-up additions will be added to the net surrender value. However, determination of account value, insurance charges, and minimum death benefit ignore paid-up additions.

                   Reduced Monthly Charges - Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.

                   A dividend option may be elected in the application. It may be changed by the Owner up to 31 days after the dividend becomes payable. If no dividend option is in effect when a dividend becomes payable, we will apply any dividends payable under the paid-up additions dividend option.

Dividend After     If the second death occurs after the first Policy year, the
Death Of Insureds  death benefit will include a pro rata share of any dividend allocated to the policy for the Year that death occurs.

                   Right To Change The Face Amount

                   While this policy is in force, the Face Amount may be changed. Any change in the Face Amount will be effective on a Monthly Charge Date. We may limit the number and the size of the changes in a Policy year.

Increases In The   While both Insureds are living, the Face Amount of this
Face Amount        policy may be increased upon written application. Evidence of insurability, satisfactory to us, is required for each increase. The amount of each increase must be for at least the Minimum Face Amount Increase shown in the Policy
                   Specifications.

                   If the net surrender value is insufficient to continue the changed policy in force for 3 months at the new monthly charges and interest, we may require a payment sufficient to increase the net surrender value to such amount. Net surrender value is discussed in the "Surrendering This Policy And Making Withdrawals" section of this Part.

                   Any increase elected under any insurability protection type of rider will be effective as directed in that rider. Any other increase in the Face Amount will be effective on the Monthly Charge Date that is on, or next follows, the date we approve the application.

                   Insurance charges for each increase elected are determined and deducted from the account value of this policy as described in the Monthly Charges provision in Part 3. These charges will be deducted from the account value beginning on the effective date of the increase. Additional surrender charges (discussed later in the Net Surrender Value provision in this Part) will apply for each increase elected.

                   No increase in the Face Amount will be permitted after the Policy Anniversary Date nearest the younger Insured's 85th birthday or, if earlier, the Policy Anniversary Date nearest the older Insured's 90th birthday.

Decreases In The   After the first Policy Year, the Face Amount may be decreased
Face Amount        by the Owner's written request while either Insured is
                   living. However, the decrease must not reduce the Face Amount to an amount less than the Minimum Face Amount shown in the Policy Specifications. No decrease is permitted within one year following the effective date of any increase.

                   Any decrease is effective on the Monthly Charge Date that is on, or next follows, the date we receive the written request. If a decrease follows one or more increases, the decrease is taken from the most recent increase(s).

                   Any surrender charge due upon a decrease in the Face Amount is deducted from the account value on the effective date of the decrease. The charge is deducted from each division of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) on that date. Surrender charges are discussed in the Net Surrender Value provision in this Part.

Evidence Of        If the Face Amount is changed, we will send the Owner any
Changes            revised or additional Policy Specifications for attachment to this policy. If the Face Amount is increased, we will also send a copy of the application for the increase. However, we have the right to require that the policy be sent to us to make the change.

                   Borrowing Against This Policy


Right To Make      Once the account value exceeds any surrender charges that
Loans              apply, the Owner may borrow against this policy after the
                   first Policy Year, while either Insured is living. However, the policy must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as "policy debt."

Effect Of Loan     A loan is attributed to each division of the Separate Account and to the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) at the time of the loan. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal Account on the date the loan is made.
                   Any interest added to the loan will be treated as a new loan under this provision.

                   The amount equal to any outstanding policy loans will be held in the Guaranteed Principal Account and will earn interest as described in the Interest On Fixed Account Value provision in
                   Part 3.

Maximum Loan       The maximum amount that can be borrowed on any date is
Available          determined as follows.

                   (1) We subtract from the account value any surrender charges that would apply if the policy were surrendered on that date.

                   (2)  We calculate 90% of the amount determined in (1) above.

                   (3) We subtract any policy debt from the amount determined in (2) above. The result is the maximum amount that can be borrowed.

Interest On Loans  Interest on loans is not due in advance. This interest accrues (builds up) each day and becomes part of the policy debt as it accrues.

                   Interest is due on each Policy Anniversary Date. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan.

                   Example: You have a loan of $1,000. The interest due on the next Policy Anniversary Date is $50. If it is not paid on that date, we will add it to the existing loan. From then on, the loan will be $1,050 and interest will be charged on this new amount.

                   The type of interest rate on any policy loan is elected at the time of application for this policy and cannot be changed; the type elected for this policy is shown in the Policy Specifications. The two types of interest rates available are:

                   (1)  A fixed loan rate of 5% per year; and

                   (2) A variable loan rate. Such loan rate is an annual rate set by us. This rate may change from year to year. Each year we will set the rate that will apply for the next Policy Year. The rate will apply to all policy debt under this policy.

                        Each year there is a maximum limit on the variable loan interest rate we can set. That limit is based on a Published Monthly Average. That Average will be:

                        . The Monthly Average Corporates yield shown in Moody's Corporate Bond Yield Averages, as published by Moody's Investors Service, Inc., or any successor to that service; or

                        . If that Monthly Average is no longer published, a substantially similar average, established by the insurance supervisory official of the state where this policy was delivered.

                           The maximum limit is the published Monthly Average for the calendar month ending 2 months before the month in which the Policy Year begins or, if higher, the Minimum Annual Interest Rate For The Guaranteed Principal Account plus 1%.

                           Example: A Policy Year begins on June 10, 19X6. The calendar month ending 2 months before June is March. The loan interest rate for the Policy Year beginning June 10, 19X6, will not be greater than the Published Monthly Average for March, 19X6. However, if the Minimum Annual Interest Rate For The Guaranteed Principal Account (plus 1%) is higher than the Average, then the Minimum Annual Interest Rate For The Guaranteed Principal Account (plus 1%) will be the maximum loan interest rate for that Policy Year.

                           If the maximum limit for a Policy Year is at least 1/2% higher than the loan interest rate in effect for the previous year, we may increase the rate to a rate not higher than that limit.

                           If the maximum limit for a Policy Year is at least 1/2% lower than the loan interest rate in effect for the previous year, we must decrease the rate to a rate not exceeding that limit.

Policy Debt Limit  Policy debt (which includes accrued interest) may not equal or exceed the account value less any surrender charges that apply. If this limit is reached, we can terminate this policy. To terminate for this reason, we must mail written notice to the Owner and any assignee shown in our records at their last known addresses. This notice will state the amount needed to bring the policy debt back within the limit. If we do not receive payment within 31 days after the date we mail the notice, the account value will be reduced by any surrender charges that apply and this policy will terminate without value at the end of those 31 days.


                   Our right to terminate this policy under the terms of this provision applies in addition to our right under the Grace Period And Termination provision in Part 3.

Repayment Of       All or part of any policy debt may be repaid at any time
Policy Debt        while either Insured is living. However, policy debt can
                   be repaid only while this policy is in force. Loan repayments will be credited on the date we receive them at our Home Office.

                   Any repayment of policy debt will be allocated first to the Guaranteed Principal Account up to the amount of the policy loan that was attributed to the Guaranteed Principal Account. (For this purpose, no amount of policy loan resulting from unpaid loan interest will be considered to be attributed to the Guaranteed Principal Account.) Any repayment in excess of that amount will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation then in effect.

                   Loan repayments must be clearly identified as such; otherwise, they will be considered premium payments.

Other Borrowing    We may delay the granting of any loan attributable to the
Rules              Guaranteed Principal Account for up to six months.

                   We may delay the granting of any loan attributable to the Separate Account during any period that:

                   . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
                   . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
                   . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

                   Surrendering This Policy And Making Withdrawals

Right To Surrender    This policy may be surrendered for its net surrender value
                      (see next provision) at any time while the policy is in force and either Insured is living. The surrender will be effective on the date we receive this policy at our Home
                      Office, along with a written request to surrender. This policy will terminate as of the date of surrender.

Net Surrender         The net surrender value of this policy is equal to the
Value                 account value less any surrender charges that apply and
                      less any policy debt. The surrender charge for this policy is the sum of the surrender charges for the Initial Face
                      Amount and all Face Amount increases. These charges are shown in the Table(s) Of Surrender Charges of the Policy
                      Specifications. In no event will the net surrender value be less than zero.

Making                After the first Policy Year, withdrawals may be made by
Withdrawals           written request at any time while the policy is in force
                      and either Insured is living. The request for a withdrawal must state the Account (or Accounts) from which the withdrawal will be made. For any withdrawal from the Separate Account, the request must also state the division (or divisions) from which the withdrawal will be made. A withdrawal will be effective on the Monthly Charge Date that is on, or next follows, the date we receive the written request.

                      On the date of a withdrawal, the account value of this policy is reduced by the amount of the withdrawal. The withdrawal amount includes the withdrawal fee. The Maximum Withdrawal Fee that can be taken with each withdrawal is shown in the Policy Specifications.

                      The withdrawal from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. A withdrawal from a division of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.

                      The Face Amount will be decreased by the amount of the withdrawal if:

                      . Death Benefit Option 1 or Death Benefit Option 3 is in effect, as described in the Death Benefit Options provision in Part 5; and
                      . We have not received evidence of insurability satisfactory to us.

                      In this case, if a decrease follows one or more Face Amount increases, the decrease is taken from the most recent increase(s).

                      Withdrawals will be subject to the following limits:

                      . The minimum amount of a withdrawal (including the withdrawal fee) is $100;
                      . The maximum amount of a withdrawal on any date is 75% of the net surrender value of this policy on that date; and
                      . The Face Amount after a withdrawal must not be less than the Minimum Face Amount shown in the Policy Specifications.

                   Example: Death Benefit Option 1 is in effect and you make a withdrawal without furnishing us satisfactory evidence of insurability. Prior to your withdrawal, your policy has a Face Amount of $600,000 and an account value of $120,000. If you make a withdrawal of $30,000, the account value will be reduced to $90,000, the Face Amount will be reduced to $570,000, and $29,975 will be paid to you.

                   If the Face Amount is reduced due to a withdrawal, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

How We Pay         Any withdrawal made will be paid in one sum. If the policy is surrendered, the net surrender value may be paid in one sum or it may be applied under any payment option elected. See
                   Part 6.

                   We may delay paying any surrender or withdrawal from the Guaranteed Principal Account for up to 6 months from the date we receive the written request.

                   We may delay paying any surrender or withdrawal from the Separate Account during any period that:

                   . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
                   . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
                   . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

                   If we delay paying any surrender or withdrawal, interest will be added. The amount of interest will be the same as would be paid for the same period of time under Option 3 of the payment options or, if greater, the amount using the minimum interest rate for this purpose required by the laws of the state where this policy was delivered. See Part 6 for a description of Option 3.

                   Reinstating This Policy

When               After this policy has terminated, it may be reinstated
Reinstatement      -- that is, put back in force. However, the policy
Can Be Made        cannot be reinstated if:

                   . It has been surrendered for its net surrender value; or . Five years have passed since the date of termination; or . An Insured has died since the date of termination.

Requirements To    A written application and evidence of insurability
Reinstate          satisfactory to us is required to reinstate. Also, a premium is required as a cost to reinstate. This cost is the amount of premium needed to keep the policy in force for 3 months after reinstatement. This amount will be quoted on request.

Policy After       The policy will be reinstated on the Monthly Charge Date
                   Reinstatement on or next following the date we approve the application. The Face Amount on the date of reinstatement will be the Face Amount on the termination date. The account value on the date of reinstatement will be the reinstatement premium paid, less any premium expense charge and less any monthly charges due on that date.

                        Upon reinstatement of this policy, the Table(s) Of Surrender Charges (shown in the Policy Specifications) will apply as though the policy had not terminated. However, if the surrender charge was taken when this policy terminated, then the applicable surrender charges will not be reinstated.

                        Our rights to contest the validity of, and terminate, this policy begin again on the date of reinstatement. See the Representations And Contestability and Death By Suicide provisions in Part 1.

                        Reports To Owner

Annual Report           Each year after the Policy Anniversary Date, we will
                        mail an annual report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the previous Policy
                        Year and all premiums paid since that time. It also will show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, net surrender value, and policy debt as of the current Policy Anniversary Date.

                        This report also will include any additional information required by applicable law or regulation.


Part 5.    The Death Benefit

The death benefit is the amount of money we will pay when we receive due proof at our Home Office that both Insureds died while the policy was in force. We discuss the death benefit in this Part.

When the first death occurs, we will not pay a death benefit. However, due proof of each Insured's death must be furnished to us at our Home Office when it occurs.

Amount Of Death         If both Insureds die while this policy is in force, the
Benefit                 death benefit will be the amount of benefit provided by
                        the Death Benefit Option in effect on the date of the second death, reduced by any policy debt outstanding on that date of death and any unpaid premium amount needed to avoid termination under the Grace Period And
                        Termination provision in Part 3.

Death Benefit           Three Death Benefit Options, described here, are
Options                 available under this policy. The Death Benefit Option
                        and the Face Amount in effect for this policy are shown in the Policy Specifications. The minimum death benefit is discussed in the next provision.

                        Death Benefit Option 1 - Under this Option, the amount of benefit is the greater of:

                        . The Face Amount in effect on the date of the second death; and
                        .  The minimum death benefit in effect on
                           the date of the second death.


                        Death Benefit Option 2 - Under this Option, the amount of benefit is the greater of:

                        .  The Face Amount in effect on the date of the second
                           death plus the account value on that date; and
                        .  The minimum death benefit in effect on the date of
                           the second death.

                        Death Benefit Option 3 - Under this Option, the amount of benefit is the greater of:

                        . The Face Amount in effect on the date of the second death plus the sum of all premiums paid (and not refunded under the Right To Refund Premiums provision in Part 2) to that date; and
                        . The minimum death benefit in effect on the date of the second death.

Minimum Death           The minimum death benefit on any date is equal to the
Benefit                 account value on that date multiplied by the Death
                        Benefit Factor for the younger Insured's Attained Age on that date. The Death Benefit Factor for each Attained
                        Age is shown in the Policy Specifications.

Changes In The          After the first Policy Year, the Death Benefit Option
Death Benefit           may be changed upon written request while both Insureds
Option                  are living. However, the Attained Age of each Insured at
                        the time of the change must be less than 85.

                        A change in the Death Benefit Option will be effective on the Monthly Charge Date that is on, or next follows, the date we approve the change, unless a later date is requested.

                        When the Death Benefit Option is changed, the Face Amount of this policy also changes on the effective date of the change as follows (all amounts are as of the date of change):

                        . Option 1 to Option 2: Decreased by an amount equal to the account value;
                        .  Option 1 to Option 3: Decreased by an amount equal to
                           the sum of all premiums paid (and not refunded);
                        .  Option 2 to Option 1: Increased by an amount equal to
                           the account value;
                        . Option 2 to Option 3: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by an amount equal to the account value;
                        .  Option 3 to Option 1: Increased by an amount equal to
                           the sum of all premiums paid (and not refunded);
                        .  Option 3 to Option 2: Decreased by an amount equal to
                           the sum of all premiums paid (and not refunded), and
                           then increased by an amount equal to the account value.

                        A change in the Death Benefit Option may follow one or more increases in the Face Amount of this policy. In this case, the change will:

                        . If the Face Amount increases, increase the most recent increase, and
                        . If the Face Amount decreases, decrease the most recent increase(s).

                        No change in Death Benefit Option will be allowed if the Face Amount after the change would be less than the minimum face amount shown in the Policy Specifications.

                        We may require a written application and evidence of insurability satisfactory to us for any Death Benefit Option change. We also may limit the number of Death Benefit Option changes in any Policy Year.

                        If the Death Benefit Option or the Face Amount is changed, we will send the Owner any revised or additional Policy Specifications for attachment to this policy.

When We Pay             The death benefit will be paid within 30 days after the
                        date we receive due proof that both Insureds died, and any other requirements necessary for us to make payment, at our Home Office.

Interest On             If the death benefit is paid in one sum, we will add
Death Benefit           interest from the date of death to the date of payment.
                        The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.

                        If the death benefit is applied under a payment option (described in Part 6), interest will be paid from the date of death to the effective date of that option. It will be paid in one sum to the Beneficiary living on that effective date. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.


Part 6.   Payment Options

These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

Availability Of         All or part of the death benefit or net surrender value
Options                 may be applied under any payment option. If this policy
                        is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

Minimum Amounts         If the amount to be applied under any option for any one
                        person is less than $5,000, we may pay the amount in one sum instead. If the payments under any option come to less than $50 each, we have the right to make payments at less-frequent intervals.

Description Of          Our regular payment options are Options 1 through 6.
Options                 They are described in terms of monthly payments. Annual,
                        semiannual, or quarterly payments may be requested instead. The Payment Option Rates tables are shown after
                        Part 7.

Option 1 Installments For A Specified Period. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected, and the monthly income rates we are using when the first payment is due. See the Option 1. Installments For A Specified Period table for the minimum monthly income rates.

Option 2 Life Income. Equal monthly payments will be based on the life of a named person. Payments will continue for the lifetime of that person. Income with or without a minimum payment period may be elected. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 2. Life Income tables for the minimum monthly income rates.

Option 3 Interest. We will hold any amount applied under this option. Interest on the amount will be paid at an effective annual rate determined by us. This rate will not be less than 3%.

Option 4 Installments Of Specified Amount. Each payment will be made for an agreed fixed amount. The total amount paid during the first year must be at least 6% of the total amount applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at an effective annual rate determined by us, but not less than 3%. Payments continue until the balance we hold is reduced to an amount less than the agreed fixed amount. The last payment will be for the balance only.

Option 5                Life Income With Payments Guaranteed For Amount Applied.
                        Equal monthly payments will be based on the life of a named person. Payments will be made until the total amount paid equals the amount applied, and as long thereafter as the named person lives. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 5. Life Income With Payments Guaranteed For Amount Applied tables for the minimum monthly income rates.

Option 6                Joint Life Income With Reduced Payments To Survivor.
                        Monthly payments will be based on the lives of 2 named persons. Payments at the initial level will continue while both are living or for 10 years if longer. When one dies (but not before the 10 years has elapsed), payments are reduced by one-third and will continue at that level for the lifetime of the other. After the 10 years has elapsed, payments stop when both named persons have died. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named persons' ages, satisfactory to us, will be required. See the Option 6. Joint Life Income With Reduced Payments To Survivor tables for the minimum monthly income rates.

Alternate Life          If Option 2, 5, or 6 is elected, the named person(s) can
Income                  elect to receive an alternate life income instead of
                        receiving income based on the rates shown in the Payment
                        Option Rates tables. The election must be made at the time the income is to begin. The monthly alternate life income will be at least equal to the monthly income provided by a new single premium immediate annuity
                        (first payment immediate), based on our published rates then in use when the payment option is elected. The alternate life income will not be available if we are not offering new single premium immediate annuities at the time of election.

Electing A              To elect any payment option, we require a written
Payment Option          request. The Owner may elect an option during either
                        Insured's lifetime. If the death benefit is payable in one sum when the second death occurs, the Beneficiary may elect an option with our consent.

Effective Date          The effective date of a payment option is the date the
And Payment -           amount is applied under that option. For a death
Dates                   benefit, this is the date that due proof of the deaths
                        of both Insureds has been received at our Home Office.
                        For the net surrender value, it is the effective date of surrender.

                        The first payment is due on the effective date, except the first payment under Option 3 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.

                        Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.

Withdrawals And         If provided in the payment option election, all or part
Changes                 of the unpaid balance under Option 3 or 4 may be
                        withdrawn or applied under any other option.

                        If the net surrender value is applied under Option 3 or 4, we may delay payment of any withdrawal for up to 6 months. In this case, interest at the rate in effect for Option 3 during this period will be paid on the amount withdrawn.

Income Protection       To the extent permitted by law, each option payment and
                        any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner's written consent is given before either
                        Insured dies. This consent must be received at our Home
                        Office.

Other Payment           Options for any amount payable to an association,
Option Rules            corporation, partnership, or fiduciary are available
                        only with our consent. However, a corporation or partnership may apply any amount payable to it under Option 2, 5, or 6 if the option payments are based on the life or lives of an Insured, an Insured's spouse, any child of an Insured, or any other person agreed to by us.

                        If a minimum payment period is elected under Options 1, 2, 5, and 6, the effective annual interest rate will not be less than 3%. This does not apply when an alternate life income is elected.

                        If a minimum payment period is elected, after the first payment is made we may increase the payments to reflect any additional interest earnings determined by us. This does not apply when an alternate life income is elected.

                        If the income that would be payable under a given payment option is the same for 2 or more periods of time at a given age, we automatically will pay income for the longest period.

                        Example: You choose Option 2. You are 50 years old. The Payment Option Rate (for Option 2) is $3.64 for 5 years. The Payment Option Rate for 10 years is also $3.64. We will pay income for at least 10 years, which is the longest period.


Part 7.    Notes On Our Computations

This Part covers some technical points about this policy.

Net Investment          For each division of the Separate Account, the Net
Factor                  Investment Factor for any Valuation Period is the gross
                        investment rate for that period plus 1.00000000 and minus a Separate Account charge for mortality and expense risk. This Separate Account charge will not exceed .00002455 for each day of a Valuation Period. The
                        Net Investment Factor may be greater or less than 1.00000000.

                        For each division of the Separate Account, the gross investment rate for any Valuation Period is equal to:

                        . The net earnings of that division during the Valuation Period, divided by
                        . The value of the total assets of that division at the beginning of the Valuation Period.

                        The net earnings of each division are equal to the accrued investment income and capital gains and losses (realized and unrealized) of that division reduced by any investment management fees and any other expenses, and by any amount charged against that division for taxes paid or reserved by us.

                        The gross investment rate will be determined by us in accordance with generally accepted accounting principles and applicable laws, rules and regulations. This determination shall be conclusive upon the Owner, the Insured, any Beneficiary, any assignee, and any other person under this policy.

Accumulation Unit       The value of an accumulation unit in each division was
Value                   set at $1.000000 on the first Valuation Date selected by
                        us. The value on any date thereafter is equal to the product of the Net Investment Factor for that division for the Valuation Period that includes that date and the accumulation unit value on the preceding Valuation Date.

Adjustment Of Units     We have the right to split or consolidate the number of
And Values              accumulation units credited to the policy, with a
                        corresponding increase or decrease in the unit values.
                        We may exercise this right whenever we consider an adjustment of units to be desirable. However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions, or investment return of this policy, or on the Owner, an Insured, any Beneficiary, any assignee or other person, or on us.

Basis Of                The basis of computation consists of the mortality rates
Computation             and interest rates we use to determine:

                        .  The minimum net surrender values;
                        .  The maximum monthly insurance charges;
                        . The minimum rate used to credit interest on the fixed account value of the policy; and
                        . The minimum payments under payment Options 2, 5, and 6.

                        The mortality rates for the minimum net surrender values and for the maximum monthly insurance charges are shown in each Table Of Maximum Monthly Insurance Charges. The Minimum Annual Interest Rate For The Guaranteed Principal Account used to credit interest on the fixed account value of the policy is shown in the Policy Specifications. The mortality tables specified apply to amounts in a standard risk classification. Appropriate modifications are made to these tables for any amount that is not in a standard risk classification.

                        In computing the minimum payments under payment Options 2, 5, and 6, we use mortality rates from the 1983 Table "a" with Projection G for 32 years. The interest rate used is an annual rate of 3%.

Method Of               When required by the state where this policy was
Computing Values        delivered, we filed a detailed statement of the method
                        we use to compute the policy benefits and values. These benefits and values are not less than those required by the laws of that state.

        ----------------------------------------------------
                    OPTION 1. INSTALLMENTS FOR
                       A SPECIFIED PERIOD -
                       PAYMENT OPTION RATES
        ----------------------------------------------------
                        MONTHLY INCOME PER
                     $1,000 OF AMOUNT APPLIED
        ----------------------------------------------------

                  Years                 Monthly Income
                    1                       $ 84.47
                    2                         42.86
                    3                         28.99
                    4                         22.06
                    5                         17.91
                    6                         15.14
                    7                         13.16
                    8                         11.68
                    9                         10.53
                   10                          9.61
                   11                          8.86
                   12                          8.24
                   13                          7.71
                   14                          7.26
                   15                          6.87
                   16                          6.53
                   17                          6.23
                   18                          5.96
                   19                          5.73
                   20                          5.51
                   21                          5.32
                   22                          5.15
                   23                          4.99
                   24                          4.84
                   25                          4.71
                   26                          4.59
                   27                          4.47
                   28                          4.37
                   29                          4.27
                   30                          4.18
        ----------------------------------------------------
                The first income payment is payable
               on the effective date of this Option.
        ----------------------------------------------------

--------------------------------------------------------------------------------
                 OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
           OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                        APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                     MALE

--------------------------------------------------------------------------------
                               5 YEARS      10 YEARS      20 YEARS     AMOUNT
      AGE*       LIFE ONLY     MINIMUM       MINIMUM      MINIMUM      APPLIED
--------------------------------------------------------------------------------
       50          $3.94         $3.93        $3.91         $3.84       $3.82
       51           4.00          3.99         3.97          3.89        3.87
       52           4.07          4.06         4.04          3.94        3.93
       53           4.14          4.13         4.10          4.00        3.98
       54           4.21          4.20         4.17          4.06        4.05

       55           4.29          4.28         4.25          4.11        4.11
       56           4.37          4.36         4.32          4.17        4.17
       57           4.45          4.44         4.40          4.23        4.24
       58           4.54          4.53         4.49          4.30        4.32
       59           4.64          4.63         4.58          4.36        4.39

       60           4.75          4.73         4.67          4.42        4.47
       61           4.86          4.84         4.77          4.49        4.55
       62           4.97          4.95         4.88          4.56        4.64
       63           5.10          5.07         4.99          4.62        4.73
       64           5.23          5.20         5.11          4.69        4.83

       65           5.38          5.34         5.23          4.75        4.93
       66           5.53          5.49         5.36          4.82        5.04
       67           5.69          5.64         5.49          4.88        5.15
       68           5.87          5.81         5.63          4.94        5.27
       69           6.05          5.98         5.77          5.00        5.39

       70           6.25          6.17         5.92          5.06        5.52
       71           6.46          6.36         6.07          5.11        5.66
       72           6.68          6.56         6.23          5.16        5.80
       73           6.91          6.78         6.39          5.21        5.95
       74           7.16          7.00         6.56          5.25        6.10

       75           7.43          7.24         6.73          5.29        6.27
       76           7.71          7.50         6.90          5.33        6.44
       77           8.02          7.76         7.07          5.36        6.63
       78           8.35          8.04         7.25          5.39        6.82
       79           8.70          8.33         7.42          5.41        7.02

       80           9.07          8.64         7.60          5.43        7.23
       81           9.47          8.96         7.77          5.45        7.46
       82           9.89          9.29         7.94          5.46        7.69
       83          10.35          9.64         8.10          5.48        7.93
       84          10.83         10.00         8.26          5.48        8.19

       85          11.35         10.37         8.41          5.49        8.46
--------------------------------------------------------------------------------
               Rates for other ages are available upon request.
          *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
           OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                        APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                    FEMALE

--------------------------------------------------------------------------------
                             5 YEARS     10 YEARS     20 YEARS     AMOUNT
      AGE*      LIFE ONLY    MINIMUM      MINIMUM     MINIMUM      APPLIED
--------------------------------------------------------------------------------
       50         $3.64        $3.64       $3.63        $3.60       $3.58
       51          3.69         3.69        3.68         3.63        3.63
       52          3.74         3.74        3.73         3.69        3.67
       53          3.80         3.80        3.79         3.74        3.72
       54          3.86         3.85        3.84         3.79        3.77

       55          3.92         3.91        3.90         3.84        3.83
       56          3.98         3.98        3.96         3.90        3.88
       57          4.05         4.04        4.03         3.95        3.94
       58          4.12         4.12        4.10         4.01        4.00
       59          4.20         4.19        4.17         4.07        4.07

       60          4.28         4.27        4.25         4.14        4.13
       61          4.36         4.36        4.33         4.20        4.20
       62          4.45         4.45        4.42         4.27        4.28
       63          4.55         4.54        4.51         4.34        4.36
       64          4.65         4.64        4.60         4.41        4.44

       65          4.76         4.75        4.70         4.48        4.53
       66          4.88         4.86        4.81         4.55        4.62
       67          5.00         4.99        4.92         4.62        4.71
       68          5.14         5.12        5.04         4.69        4.82
       69          5.28         5.26        5.17         4.76        4.92

       70          5.44         5.41        5.30         4.83        5.04
       71          5.60         5.57        5.45         4.90        5.16
       72          5.78         5.74        5.59         4.97        5.28
       73          5.97         5.92        5.75         5.03        5.42
       74          6.18         6.12        5.91         5.09        5.56

       75          6.40         6.33        6.08         5.15        5.71
       76          6.64         6.55        6.26         5.20        5.87
       77          6.90         6.79        6.44         5.25        6.04
       78          7.18         7.04        6.63         5.29        6.21
       79          7.48         7.31        6.82         5.33        6.40

       80          7.80         7.60        7.01         5.36        6.59
       81          8.14         7.90        7.21         5.39        6.80
       82          8.52         8.22        7.40         5.41        7.01
       83          8.92         8.56        7.60         5.43        7.24
       84          9.36         8.92        7.78         5.45        7.48

       85          9.83         9.29        7.96         5.47        7.73
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
              The first income payment is payable on the effective
                              date of this Option.
--------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------
                                     OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                             TO SURVIVOR - PAYMENT OPTION RATES
       --------------------------------------------------------------------------------------------------------------
                                      MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                       MALE & FEMALE
       --------------------------------------------------------------------------------------------------------------
       MALE                                   FEMALE IS YOUNGER THAN MALE BY:
               ------------------------------------------------------------------------------------------------------
       AGE*      10 Yrs.   9 Yrs.    8 Yrs.     7 Yrs.    6 Yrs.     5 Yrs.    4 Yrs.     3 Yrs.     2 Yrs.     1 Yr.
       --------------------------------------------------------------------------------------------------------------
        55       $3.63      $3.65     $3.68      $3.70     $3.73      $3.76     $3.79      $3.82      $3.85     $3.88
        56        3.67       3.70      3.73       3.75      3.78       3.81      3.84       3.87       3.90      3.94
        57        3.72       3.75      3.78       3.81      3.84       3.87      3.90       3.93       3.97      4.00
        58        3.77       3.80      3.83       3.86      3.89       3.93      3.96       4.00       4.03      4.07
        59        3.83       3.86      3.89       3.92      3.96       3.99      4.03       4.06       4.10      4.14

        60        3.88       3.92      3.95       3.98      4.02       4.06      4.09       4.13       4.17      4.21
        61        3.94       3.98      4.01       4.05      4.09       4.13      4.16       4.21       4.25      4.29
        62        4.01       4.04      4.08       4.12      4.16       4.20      4.24       4.28       4.33      4.37
        63        4.07       4.11      4.15       4.19      4.23       4.28      4.32       4.37       4.41      4.46
        64        4.14       4.18      4.22       4.27      4.31       4.36      4.40       4.45       4.50      4.55

        65        4.21       4.26      4.30       4.35      4.39       4.44      4.49       4.54       4.60      4.65
        66        4.29       4.33      4.38       4.43      4.48       4.53      4.58       4.64       4.69      4.75
        67        4.37       4.42      4.47       4.52      4.57       4.63      4.68       4.74       4.80      4.86
        68        4.45       4.50      4.56       4.61      4.67       4.73      4.79       4.85       4.91      4.97
        69        4.54       4.59      4.65       4.71      4.77       4.83      4.89       4.96       5.03      5.09

        70        4.63       4.69      4.75       4.81      4.87       4.94      5.01       5.08       5.15      5.22
        71        4.73       4.79      4.85       4.92      4.99       5.06      5.13       5.20       5.28      5.35
        72        4.83       4.89      4.96       5.03      5.10       5.18      5.25       5.33       5.41      5.49
        73        4.93       5.00      5.07       5.15      5.23       5.30      5.38       5.47       5.55      5.64
        74        5.04       5.12      5.19       5.27      5.35       5.44      5.52       5.61       5.70      5.79

        75        5.16       5.24      5.32       5.40      5.49       5.58      5.67       5.76       5.85      5.95
        76        5.28       5.36      5.45       5.54      5.63       5.72      5.82       5.92       6.02      6.12
        77        5.41       5.50      5.59       5.68      5.78       5.88      5.98       6.08       6.18      6.29
        78        5.54       5.63      5.73       5.83      5.93       6.04      6.14       6.25       6.36      6.46
        79        5.68       5.78      5.88       5.98      6.09       6.20      6.31       6.42       6.53      6.65

        80        5.82       5.93      6.04       6.15      6.26       6.37      6.49       6.60       6.72      6.83
        81        5.97       6.08      6.20       6.31      6.43       6.55      6.67       6.79       6.90      7.02
        82        6.13       6.25      6.36       6.48      6.61       6.73      6.85       6.97       7.09      7.21
        83        6.29       6.41      6.53       6.66      6.79       6.91      7.04       7.16       7.28      7.40
        84        6.46       6.58      6.71       6.84      6.97       7.10      7.23       7.35       7.47      7.59

        85        6.63       6.76      6.89       7.02      7.15       7.29      7.41       7.54       7.66      7.78
       --------------------------------------------------------------------------------------------------------------
                                      Rates for other ages are available upon request.
                                * Age on birthday nearest the due date of the first payment.
                         The first income payment is payable on the effective date of this Option.
       --------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------------------
                                    OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                            TO SURVIVOR - PAYMENT OPTION RATES
 -------------------------------------------------------------------------------------------------------------------------
                                     MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                      MALE & FEMALE
--------------------------------------------------------------------------------------------------------------------------
                                                       FEMALE IS OLDER THAN MALE BY:
       MALE        -------------------------------------------------------------------------------------------------------
       AGE*            SAME AGE          1 YEAR           2 YEARS          3 YEARS           4 YEARS          5 YEARS
--------------------------------------------------------------------------------------------------------------------------
        55               $3.91            $3.94            $3.97             $4.01            $4.04            $4.08
        56                3.97             4.00             4.04              4.07             4.11             4.15
        57                4.04             4.07             4.11              4.15             4.18             4.22
        58                4.10             4.14             4.18              4.22             4.26             4.30
        59                4.18             4.22             4.26              4.30             4.34             4.39
        60                4.25             4.30             4.34              4.38             4.43             4.47
        61                4.33             4.38             4.42              4.47             4.52             4.57
        62                4.42             4.47             4.52              4.57             4.62             4.67
        63                4.51             4.56             4.61              4.66             4.72             4.77
        64                4.60             4.66             4.71              4.77             4.83             4.88
        65                4.71             4.76             4.82              4.88             4.94             5.00
        66                4.81             4.87             4.93              4.99             5.06             5.12
        67                4.92             4.99             5.05              5.12             5.18             5.25
        68                5.04             5.11             5.18              5.25             5.32             5.39
        69                5.16             5.24             5.31              5.38             5.46             5.53
        70                5.29             5.37             5.45              5.52             5.60             5.68
        71                5.43             5.51             5.59              5.67             5.76             5.84
        72                5.58             5.66             5.74              5.83             5.91             6.00
        73                5.73             5.81             5.90              5.99             6.08             6.17
        74                5.88             5.97             6.07              6.16             6.25             6.34
        75                6.05             6.14             6.24              6.33             6.43             6.52
        76                6.21             6.31             6.41              6.51             6.61             6.70
        77                6.39             6.49             6.59              6.69             6.79             6.89
        78                6.57             6.68             6.78              6.88             6.98             7.07
        79                6.76             6.86             6.97              7.07             7.17             7.26
        80                6.94             7.05             7.16              7.26             7.36             7.45
        81                7.13             7.25             7.35              7.45             7.55             7.63
        82                7.33             7.44             7.54              7.64             7.73             7.82
        83                7.52             7.62             7.73              7.82             7.91             7.99
        84                7.70             7.81             7.91              8.00             8.08             8.16
        85                7.88             7.99             8.08              8.17             8.25             8.32
--------------------------------------------------------------------------------------------------------------------------

               Rates for other ages are available upon request.
          *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                   OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                         TO SURVIVOR - PAYMENT OPTION RATES
---------------------------------------------------------------------------------------------------------------------
                                   MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                   MALE1 & MALE2
---------------------------------------------------------------------------------------------------------------------
                                       MALE2 IS YOUNGER THAN MALE1 BY:
  MALE1      --------------------------------------------------------------------------------------------------------
   AGE*       10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
------------ --------- ---------- --------- ---------- --------- ---------- --------- ---------- ---------- ---------
    60         $4.06     $4.09      $4.13     $4.17      $4.20     $4.24      $4.28     $4.33      $4.37      $4.41
    61          4.12      4.16       4.20      4.24       4.28      4.32       4.36      4.41       4.45       4.50
    62          4.20      4.24       4.28      4.32       4.36      4.41       4.45      4.50       4.54       4.59
    63          4.27      4.31       4.36      4.40       4.45      4.49       4.54      4.59       4.64       4.69
    64          4.35      4.39       4.44      4.49       4.53      4.58       4.63      4.69       4.74       4.79

    65          4.43      4.48       4.53      4.58       4.63      4.68       4.73      4.79       4.84       4.90
    66          4.52      4.57       4.62      4.67       4.73      4.78       4.84      4.90       4.95       5.01
    67          4.61      4.66       4.72      4.77       4.83      4.89       4.95      5.01       5.07       5.13
    68          4.71      4.76       4.82      4.88       4.94      5.00       5.06      5.13       5.19       5.26
    69          4.81      4.87       4.93      4.99       5.05      5.12       5.19      5.25       5.32       5.39

    70          4.91      4.98       5.04      5.11       5.17      5.24       5.31      5.38       5.46       5.53
    71          5.02      5.09       5.16      5.23       5.30      5.37       5.45      5.52       5.59       5.67
    72          5.14      5.21       5.28      5.36       5.43      5.51       5.58      5.66       5.74       5.82
    73          5.26      5.33       5.41      5.49       5.57      5.65       5.73      5.81       5.89       5.97
    74          5.39      5.47       5.55      5.63       5.71      5.79       5.88      5.96       6.04       6.13

    75          5.52      5.60       5.69      5.77       5.86      5.95       6.03      6.12       6.21       6.29
=====================================================================================================================


                                        MALE2 IS OLDER THAN MALE1 BY:
  MALE1      --------------------------------------------------------------------------------------------------------
   AGE*         SAME AGE           1 Yr.            2 Yrs.            3 Yrs.            4 Yrs.           5 Yrs.
------------ ---------------- ----------------- ---------------- ----------------- ----------------- ----------------
    60            $4.45             $4.50            $4.54             $4.59             $4.63            $4.68
    61             4.54              4.59             4.64              4.69              4.73             4.78
    62             4.64              4.69             4.74              4.79              4.84             4.89
    63             4.74              4.79             4.84              4.90              4.95             5.00
    64             4.85              4.90             4.95              5.01              5.06             5.12

    65             4.96              5.01             5.07              5.13              5.19             5.24
    66             5.07              5.13             5.19              5.25              5.31             5.37
    67             5.20              5.26             5.32              5.38              5.45             5.51
    68             5.32              5.39             5.46              5.52              5.58             5.65
    69             5.46              5.53             5.59              5.66              5.73             5.79

    70             5.60              5.67             5.74              5.81              5.88             5.95
    71             5.74              5.82             5.89              5.96              6.03             6.10
    72             5.89              5.97             6.04              6.12              6.19             6.26
    73             6.05              6.13             6.21              6.28              6.36             6.43
    74             6.21              6.29             6.37              6.45              6.53             6.60

    75             6.38              6.46             6.54              6.62              6.70             6.77
---------------------------------------------------------------------------------------------------------------------

               Rates for other ages are available upon request.
          *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------


    ----------------------------------------------------------------------------------------------------------------------
                                       OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                              TO SURVIVOR - PAYMENT OPTION RATES
     ----------------------------------------------------------------------------------------------------------------------
                                       MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                       FEMALE1 & FEMALE2
     ----------------------------------------------------------------------------------------------------------------------
                                                     FEMALE2 IS YOUNGER THAN FEMALE1 BY:
       FEMALE1 ------------------------------------------------------------------------------------------------------------
         AGE*      10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
     ----------------------------------------------------------------------------------------------------------------------
          60      $3.76       $3.79      $3.82     $3.85      $3.88     $3.91      $3.95     $3.98      $4.01      $4.05
          61       3.82        3.85       3.88      3.91       3.94      3.98       4.01      4.05       4.08       4.12
          62       3.88        3.91       3.94      3.98       4.01      4.05       4.08      4.12       4.16       4.20
          63       3.94        3.97       4.01      4.04       4.08      4.12       4.16      4.19       4.23       4.28
          64       4.00        4.04       4.07      4.11       4.15      4.19       4.23      4.27       4.32       4.36

          65       4.07        4.11       4.15      4.19       4.23      4.27       4.31      4.36       4.40       4.45
          66       4.14        4.18       4.22      4.27       4.31      4.35       4.40      4.45       4.50       4.54
          67       4.22        4.26       4.30      4.35       4.40      4.44       4.49      4.54       4.59       4.64
          68       4.30        4.34       4.39      4.44       4.49      4.54       4.59      4.64       4.70       4.75
          69       4.38        4.43       4.48      4.53       4.58      4.64       4.69      4.75       4.80       4.86

          70       4.47        4.52       4.57      4.63       4.68      4.74       4.80      4.86       4.92       4.98
          71       4.56        4.62       4.67      4.73       4.79      4.85       4.91      4.98       5.04       5.11
          72       4.66        4.72       4.78      4.84       4.91      4.97       5.04      5.10       5.17       5.24
          73       4.77        4.83       4.89      4.96       5.03      5.09       5.16      5.24       5.31       5.38
          74       4.88        4.94       5.01      5.08       5.15      5.23       5.30      5.38       5.45       5.53

          75       4.99        5.06       5.14      5.21       5.29      5.36       5.44      5.52       5.60       5.69
     ======================================================================================================================
                                                      FEMALE2 IS OLDER THAN FEMALE1 BY:
       FEMALE1 ------------------------------------------------------------------------------------------------------------
         AGE*     SAME AGE           1 Yr.            2 Yrs.           3 Yrs.            4 Yrs.           5 Yrs.
     ----------------------------------------------------------------------------------------------------------------------
          60        $4.08            $4.12            $4.16            $4.19             $4.23            $4.27
          61         4.16             4.20             4.23             4.27              4.31             4.35
          62         4.24             4.28             4.32             4.36              4.40             4.44
          63         4.32             4.36             4.40             4.45              4.49             4.54
          64         4.40             4.45             4.50             4.54              4.59             4.64

          65         4.50             4.54             4.59             4.64              4.69             4.74
          66         4.59             4.64             4.70             4.75              4.80             4.85
          67         4.70             4.75             4.80             4.86              4.91             4.97
          68         4.81             4.86             4.92             4.98              5.04             5.09
          69         4.92             4.98             5.04             5.10              5.16             5.23

          70         5.04             5.11             5.17             5.24              5.30             5.36
          71         5.17             5.24             5.31             5.38              5.44             5.51
          72         5.31             5.38             5.45             5.52              5.59             5.66
          73         5.46             5.53             5.60             5.68              5.75             5.82
          74         5.61             5.69             5.76             5.84              5.92             5.99

          75         5.77             5.58             5.93             6.01              6.09             6.16
---------------------------------------------------------------------------------------------------------------------------

               Rates for other ages are available upon request.
          *Age on birthday nearest the due date of the first payment.
      The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

[MASS MUTUAL LOGO APPEARS HERE]     Massachusetts Mutual. Life Insurance Company
                                    1295 State Street
                                    Springfield, Massachusetts 01111-0001


     Survivorship Flexible Premium Adjustable Variable Life Insurance Policy

--------------------------------------------------------------------------------

This Policy provides that:

A death benefit is payable when both Insureds have died.
Within specified limits, flexible premiums may be paid while either Insured is living. Annual dividends may be paid.



Notice Of Annual Meeting



The Insured is hereby notified that by virtue of this policy he or she is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, In Springfield, Massachusetts, on the second Wednesday in April of each year at 2 o'clock p.m.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                             Estate Protection Rider

This rider provides a level amount of survivorship term life insurance on the lives of the Insureds. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of              This rider is made a part of this policy as of its
Policy                     Rider Issue Date, in return for the application and
                           the payment of monthly rider charges. The Rider Issue
                           Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. This rider is in force from the Rider
                           Issue Date or, if later, the date the first premium under this policy is paid. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider.

Rider Benefit              This rider provides a death benefit equal to the
                           rider death benefit. If both Insureds die while this rider is in force and before the Rider Expiration
                           Date, we will add the rider death benefit to the death benefit provided by this policy. The Rider
                           Expiration Date is shown in the Policy Specifications for this rider.

Rider Death                On the Rider Issue Date, the rider death benefit is
Benefit                    equal to the Initial Rider Face Amount shown in the
                           Policy Specifications for this rider. So long as the Face Amount of this policy is not decreased for any reason to an amount less than the policy Initial Face
                           Amount, the rider death benefit will not change.
                           However, if the policy Face Amount decreases to an amount less than the Initial Face Amount, the rider death benefit will automatically be decreased to an amount equal to the Initial Rider Face Amount multiplied by the result of (a) divided by (b), where:

                           (a) Is the policy Face Amount after the decrease; and
                           (b) Is the policy Initial Face Amount.

                           A decrease in the rider death benefit will be effective on the same date as the decrease in the policy Face Amount.

                           The rider death benefit cannot be increased.

Rider Charges              Each month while this rider is in force, the
                           maximum rider charge equals the rider death benefit, divided by 1,000, then multiplied by the Maximum
                           Monthly Rider Charge Rate for the Attained Age of the younger Insured. These rates are shown in the Policy
                           Specifications for this rider.

                           In determining the monthly rider charges, we may use rates lower than the Maximum Monthly Rider Charge Rates. Such lower rates will apply to all individuals in the same class as the Insureds.

Misstatement Of            If the date of birth or gender of either Insured as
Age Or Gender              given in the application for this rider is not
                           correct, the rider death benefit will be adjusted.
                           The adjustment will reflect the amount provided by the most recent monthly rider charge using the correct ages and genders. In addition, if the adjustment is made before the second death, monthly rider charges after the adjustment will be based on the correct ages and genders.

Termination Of             While monthly charges for this rider are being
This Rider                 deducted from the account value of this policy, this
                           rider will continue in force to, but not including, the Rider Expiration Date shown in the Policy
                           Specifications for this rider. However, this rider will end automatically before that Date at the time either of the following occurs:

                           . Change of this policy to a different policy under
                             which this rider is not available; or
                           . Termination of this policy for any other reason.

                           Once this rider terminates, it may not be reinstated.

Cancellation Of            This rider may be cancelled by the Owner's written
This Rider                 request. Such cancellation will take effect on the
                           policy Monthly Charge Date that is on, or next follows, the date we receive the written request.
                           Insurance under this rider will continue to, but not including, the effective date of cancellation.

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                      /s/ John J. Pajak              /s/ Thomas J. Finnegan, Jr.

                          PRESIDENT                            SECRETARY

--------------------------------------------------------------------------------
                              POLICY SPECIFICATIONS
                             ESTATE PROTECTION RIDER
--------------------------------------------------------------------------------

POLICY NUMBER:                           123456789

INSURED NO. 1:                           JANE C. DOE
RIDER ISSUE AGE AND GENDER:              35     FEMALE
RISK CLASS:                              PREFERRED NON-TOBACCO

INSURED NO. 2:                           JOHN A. DOE
RIDER ISSUE AGE AND GENDER:              35     MALE
RISK CLASS:                              PREFERRED NON-TOBACCO

RIDER DATE:                              JULY 1, 1998
RIDER ISSUE DATE:                        JULY 1, 1998
RIDER EXPIRATION DATE:                   JULY 1, 2002

INITIAL RIDER FACE AMOUNT:               $100,000


                  TABLE OF MAXIMUM MONTHLY RIDER CHARGE RATES
                      PER THOUSAND OF RIDER DEATH BENEFIT


                     ATTAINED AGE OF
                   THE YOUNGER INSURED        MONTHLY RATE
                   -------------------        ------------
                            35                  0.000200
                            36                  0.000700
                            37                  0.001300
                            38                  0.002000

                           Policy Split Option Rider

This rider provides the right to exchange this policy for two new policies, one on the life of each Insured, if certain conditions are met. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of     This rider is made a part of this policy. The rider is in
Policy            force from the Issue Date of the policy or, if later, the date the first premium under this policy is paid. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider.

Rider Benefit     Subject to the provisions of this rider, this policy may be exchanged for two new life insurance policies, one on the life of each Insured. This right to exchange will be available for the six-month period beginning on:

                  1. The date six months after the effective date of a final decree of divorce, issued by a court of competent jurisdiction, ending the Insureds' marriage to each other, if the decree:

                      . First becomes effective at least one year after the
                        policy Issue Date; and
                      . Remains in effect during the entire six-month period
                        after it first becomes effective; or

                  2.  The date that either:

                      . Section 2056 of the Internal Revenue Code (I.R.C.) is
                        nullified or amended to eliminate or reduce the Insureds' federal estate tax marital deduction; or
                      . The maximum federal estate tax rate given in I.R.C.
                        Section 2001 is reduced to a rate no more than one-half the rate in effect on the Issue Date of this policy; or

                  3. If this policy is owned by a corporation or partnership, the effective date that the corporation or partnership dissolves.

                  For the I.R.C. changes discussed in item 2 above, the six-month period will begin on the effective date of the change or, if later, the date the change is signed into law.

Policy Split      The face amount of each new policy will be one-half the Face
Method            Amount of this policy at the time of the split.

                  The policy date of each new policy will be the Date of Exchange (discussed later in this rider). The issue age for each will be the age of the policy Insured on the birthday nearest that policy date. For each new policy, the risk class will be the one we deem comparable to the highest risk class for that Insured under this policy. Each new policy may include benefit riders comparable to any included with this policy only with our consent.

                  The policy split option is allowed under either of two plans, described below in this provision. Each new policy may be issued under either plan.

                          Plan 1 - Fixed Premium Permanent Life Policy. The new policy will be a fixed premium permanent life insurance policy offered for the Insured on the Date of Exchange by us or one of our affiliates. All premiums, rates, and other values will be based on the policy date of the new policy and the life and risk class of the policy Insured.

                          Plan 2 - Flexible Premium Adjustable Life Policy. The new policy will be a flexible premium adjustable life insurance policy offered for the Insured on the Date of Exchange by us or one of our affiliates. The death benefit option will be the same as for this policy. All premiums, monthly charges, and surrender charges will be based on the policy date of the new policy and the life and risk class of the policy Insured. A new policy under Plan 2 will not be available for an Insured if that Insured's issue age under the new policy would exceed 80.

                  Payment of the first premium for each new policy is required before the exchange can be completed. If this policy has any net surrender value, it will be applied to reduce the premiums for the first year under the new policies. Any net surrender value not needed for this purpose will be paid in cash when the exchange is complete.

Date Of           The Date of Exchange will be the Monthly Charge Date that is
Exchange          on, or next follows, the later of:

                  .   The date we approve both applications for exchange; and
                  .   The date we have received, at our Administrative Office,
                      the first premiums due under both new policies.

                  Example: The Monthly Charge Date is the 10th of each month. We approve the applications for exchange on May 5, 19X8. The first premiums for the new policies are paid on May 15, 19X8. The Date of Exchange will be June 10, 19X8.

                  This policy will continue in force to, but not including, the Date of Exchange.

Requirements      To make an exchange, all of the following conditions must be
For Exchange      met as of the Date of Exchange:

                  1. This policy and rider are in force; and
                  2. Both Insureds are living; and
                  3. For each new policy, the Owner of that policy must have an insurable interest in the life of the Insured; and
                  4. The Attained Age of each Insured is lower than 85; and
                  5. The face amount and premium for each new policy must meet our published minimum limits; and
                  6. The highest risk class under this policy for each Insured must not be higher than the highest risk class available under the new policy for that Insured. If we determine that the highest risk class of any coverage under this policy for either Insured is higher than the highest risk class available under the new policy for that Insured, exchange under this rider will not be allowed.

                  Before the exchange can become effective, we require:

                  1. For each new policy, a written application for exchange, received by us at our Home Office; and
                  2. Evidence, satisfactory to us, that both Insureds are living and that the Owner of each new policy has an insurable interest in the life of the Insured under the policy; and
                  3. Evidence, satisfactory to us, of:
                     . Divorce of the Insureds, if that is the reason for the exchange; or
                     . Dissolution of the corporation or partnership owning this policy, if that is the reason for the exchange; and
                  4. Payment to us of the first premium due under both new
                     policies.

                  No other evidence of insurability will be required.

The New           Insurance under each new policy will be effective as of the
Policies          Date of Exchange.

                  After exchange, each new policy will be considered to have been issued as of its policy date. However, it will be modified to show that the contestable and suicide periods will be measured from the date(s) applicable under this policy. Each new policy for an Insured will be subject to any limitations of risk with respect to that Insured under this policy and subject to any assignments outstanding against this policy.

Termination Of   This rider will continue in force until the time any of the
This Rider       following occurs:

                 .   The Policy Anniversary Date on which the Attained Age of
                     the older Insured becomes 85; or
                 .   Death of the first Insured to die; or
                 .   Exchange of this policy for two new policies under the
                     terms of this rider; or
                 .   Change of this policy to a different policy under which
                     this rider is not available; or
                 .   Termination of this policy for any other reason.

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

            /s/ John J. Pajak          /s/ Thomas J. Finnegan, Jr.


               PRESIDENT                       SECRETARY